UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2016

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

320 W. 37th Street, 13th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2016, Snap Interactive, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Sigma Opportunity Fund II, LLC (the “Fund”) and Sigma Capital Advisors, LLC (the “Advisors” and together with the Fund, the “Holders”), pursuant to which (i) the Fund exchanged a warrant to purchase up to 10,500,000 shares of the Company’s common stock at an exercise price of approximately $0.35 per share (the “Fund Warrant”) for 1,400,000 newly issued shares of the Company’s common stock and (ii) the Advisors exchanged a warrant to purchase up to 4,500,000 shares of the Company’s common stock at an exercise price of approximately $0.35 per share (the “Advisors Warrant,” and together with the Fund Warrant, the “Warrants”) for 600,000 newly issued shares of the Company’s common stock, in each case effective as of July 13, 2016 (the “Exchange Offer”). Pursuant to the Exchange Agreement, the Warrants were automatically terminated and cancelled in full and rendered null and void as a result of the Exchange Offer.

As previously reported, the Warrants were originally issued to the Holders on February 13, 2015 as part of a private placement whereby the Company issued (i) 350,000 shares of the Company’s common stock to the Fund and 150,000 shares of the Company’s common stock to the Advisors, (ii) a 12% senior secured convertible note in the principal amount of $3,000,000 to the Fund and (iii) the Fund Warrant to the Fund and the Advisors Warrant to the Advisors. In addition, as part of the same private placement, the Company entered into an Advisory Services Agreement, dated February 13, 2015, with the Advisors, pursuant to which the Advisors agreed to provide certain advisory and consulting services to the Company. Other than the transactions reported hereby and herein, the Company does not have any material relationship with the Holders.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The Exchange Offer was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof as a transaction solely with existing security holders where no commission or other remuneration was paid or given directly or indirectly for soliciting the Exchange Offer.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2016

SNAP INTERACTIVE, INC.

By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer and Chief Financial Officer

3